Exhibit 23.1





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




            As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 18, 1998 and March 19, 1999 included in Factory 2-U Stores, Inc.'s Form 10-K for the years ended January 31, 1998 and January 30, 1999, and to all references to our Firm included in this registration statement and related prospectus.




                                          /S/ ARTHUR ANDERSEN LLP


San Diego, California
January 4, 2000